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EXHIBIT 10.6


                                 INTEL CORPORATION

                                 DEFERRAL PLAN FOR
                                 OUTSIDE DIRECTORS

Intel Corporation (the "Company") hereby establishes, effective July 1, 1998, a nonqualified deferred compensation plan for the benefit of Outside Directors of the Company. This plan shall be known as the Intel Corporation Deferral Plan for Outside Directors (the "Plan").

ARTICLE 1.     DEFERRED COMPENSATION ACCOUNT.

SECTION 1.1 ESTABLISHMENT OF ACCOUNT. The Company shall establish an account ("Account") for each Participant which shall be utilized solely as a device to measure and determine the amount of deferred Director's Compensation to be paid under the Plan.

SECTION 1.2 PROPERTY OF COMPANY. Any amounts so set aside for Benefits payable under the Plan are the property of the Company, except, and to the extent, of any assignment of such assets to an irrevocable trust.

ARTICLE 2.     DEFINITIONS, GENDER, AND NUMBER.

SECTION 2.1 DEFINITIONS. Whenever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.

     "BENEFICIARY" or "BENEFICIARIES" means the individuals, trusts or other entities designated by a Participant in writing pursuant to Section 7.2(d) of the Plan as being entitled to receive any benefit payable under the Plan by reason of the death of a Participant, or, in the absence of such designation, the persons specified in Section 7.2(e) of the Plan.

     "BENEFIT" means the amount credited to a Participant's Account pursuant to such Participant's Deferred Compensation Agreement plus or minus the gains or losses pursuant to Section 4.2.

     "BOARD" means the Board of Directors of the Company as constituted at the relevant time.

     "CLOSING PRICE" means the closing price, or last reported sales price, as the case may be of the Company's Common Stock on the NASDAQ Stock Market,

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     or the primary national securities exchange on which the Common Stock is traded as of the applicable date; provided, however, that if no closing price is available for such date, "Closing Price" means the closing price or last reported sales price, as the case may be, of the Company's Common Stock as of the next most recent date for which a price is available.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute. References to a Code Section shall be deemed to be to that section or to any successor to that section.

     "COMMON STOCK" means the common stock of the Company.

     "COMPANY" means Intel Corporation, a Delaware corporation.

     "DEFERRED COMPENSATION AGREEMENT" means the agreement to participate and defer compensation between Participants and the Company.

     "DEFERRED COMPENSATION UNIT" means a unit equal in value to one share of Common Stock and posted to a Participant's Account for the purpose of measuring the benefits payable under the Plan. The number of Deferred Compensation Units in an Account or posted to an Account shall be rounded to the nearest one-hundredth. In the event that shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation (whether by reason of merger, consolidation, recapitalization, split-up, combination of shares or otherwise), or if the number of shares of Common Stock shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each Deferred Compensation Unit the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.

     "DIRECTOR" means an individual serving as a member of the Board of Directors of the Company.

     "DIRECTOR'S COMPENSATION" of a Director for any Plan Year means that individual's total annual retainer, and any fees received for performance of the Director's functions, including fees for attendance or participation at meetings and for serving on a Board Committee or as a Committee or Board Chair. "Director's Compensation" shall not include expense reimbursements.

     "EARLY BENEFIT DISTRIBUTION DATE" means a date specified by the Participant and which is at least twenty-four (24) full calendar months after the date the Participant's Deferred Compensation Agreement is received by the Company.

     "EFFECTIVE DATE" means the date on which this Plan became effective, i.e., July 1, 1998.

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     "ENROLLMENT PERIOD" means the period of December 1 to December 31 prior to the Plan Year to which a deferral election pursuant to a Deferred Compensation Agreement applies. However, for the first Plan Year, the Enrollment Period shall be June 1 to June 30. The Enrollment Period for any newly elected Outside Director shall be any time within thirty (30) days before or after the Director takes office.

     "OUTSIDE DIRECTOR" means any Director who is not a common-law employee of the Company or any of its subsidiaries.

     "PARTICIPANT" means an Outside Director of the Company who has executed a Deferred Compensation Agreement and who maintains an Account in the Plan.

     "PLAN" means the "Intel Corporation Deferral Plan for Outside Directors" as set forth herein and as amended or restated from time to time.

     "PLAN YEAR" means January 1 through December 31, except that the first Plan Year shall be from July 1 through December 31, 1998.

     A "TERMINATION EVENT" shall be deemed to occur if a Participant ceases being an Outside Director of the Company for any reason.

SECTION 2.2. GENDER AND NUMBER. Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.

ARTICLE 3.     PARTICIPATION.

SECTION 3.1 ELIGIBILITY TO PARTICIPATE. Each Outside Director of the Company may participate in this Plan.

SECTION 3.2 ELECTION TO PARTICIPATE. Each Outside Director may become a Participant in the Plan by electing to defer compensation in accordance with the terms of this Plan during an Enrollment Period. An election to defer shall be in writing and shall be made by executing a Deferred Compensation Agreement. Except for the amounts deferred in 1998 and except with respect to new Outside Directors, all elections to defer amounts under this Plan shall be made pursuant to a Deferred Compensation Agreement executed and filed with the Company before the year in which the amount deferred is earned. All Deferred Compensation Agreements relating to the deferral of 1998 Director's Compensation shall be executed and filed with the Company no later than June 30 and shall relate to compensation to be earned after the execution of the Deferred Compensation Agreement. A deferral election made pursuant to a Deferred Compensation Agreement shall remain in effect until modified by the Participant. No modification shall be given effect with respect to a Plan Year to which the modification is intended to apply unless that modification is made prior to the beginning of that Plan Year.

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SECTION 3.3    CESSATION OF PARTICIPATION.  Participation in the Plan shall continue until all of the Benefits to which the Participant is entitled have been paid in full.

ARTICLE 4.     ENTRIES TO THE ACCOUNT

SECTION 4.1 DEFERRALS. The Company shall use Common Stock as a basis for measuring the performance of the Account under Section 4.2.

     (a) The Company shall post to the Account of such Participant a number of Deferred Compensation Units equivalent to the amount of Director's Compensation to be deferred as designated by the Participant's deferral election as specified in his or her Deferred Compensation Agreement in effect for the Plan Year;

     (b) Deferrals of Director's Compensation (and the corresponding number of Deferred Compensation Units) relating to quarterly retainers shall be posted as of the last day of the fiscal quarter in which the Director's Compensation was earned. Deferrals of Director's Compensation (and the corresponding number of Deferred Compensation Units) relating to all other forms of Director's Compensation shall be posted as of the last day of the month in which the Director's Compensation was earned.

     (c) The number of Deferred Compensation Units posted to a Participant's Account shall be calculated by dividing: (i) the dollar amount of Director's Compensation deferred by (ii) the Closing Price of the Company's Common Stock on the last trading day before the Deferred Compensation Units are posted.

SECTION 4.2 CREDITING RATE. The Participant's Account will be valued as if his or her Account were invested in shares of Common Stock equal to the number of Deferred Compensation Units posted to his or her Account. The value of a Participant's Account will vary with the value of the Company's Common Stock. The Participant's Account will be credited, as of the applicable dividend payment date, with additional Deferred Compensation Units, of a value equal to the per share dividend declared on the Company's Common Stock times the number of Deferred Compensation Units posted to the Participant's Account as of the record date with respect to the declaration of such dividend. As of any date of valuation, the value of a Participant's Account will be equal to the value (at the Closing Price on such date) of the number of shares of Common Stock represented by the Deferred Compensation Units credited to the Account as of that date.

SECTION 4.3 DISTRIBUTIONS. The Participant's Account shall be debited for the amount of any distributions by dividing: (i) the dollar amount of the distribution by (ii) the Closing Price of the Company's Common Stock on the last trading day of the month with respect to which the distribution was made.

ARTICLE 5.     BENEFITS

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SECTION 5.1    TIMING OF DISTRIBUTION.  The amounts credited to a Participant's
Account shall be paid (or payment shall commence) within a reasonable time after the earlier of: (i) the Early Benefit Distribution Date, if the Participant has made a valid election for early distribution of Benefits pursuant to Section 5.2, or (ii) a Termination Event.

SECTION 5.2 EARLY BENEFIT DISTRIBUTION. A Participant may elect an Early Benefit Distribution Date. Such election shall be made on the Participant's original Deferred Compensation Agreement and shall specify the portion or amount of the Participant's Account to be distributed on such Early Benefit Distribution Date. Any election of an Early Benefit Distribution Date shall be irrevocable, both as to the date of distribution and as to the amount of the distribution.

     (a) No election of an Early Benefit Distribution Date shall be given effect unless such election specifies an Early Benefit Distribution Date which is at least twenty-four (24) full calendar months after the date the Participant's Deferred Compensation Agreement is received by the Company. With respect to elections relating to Plan Years subsequent to the Plan Year to which the original election relates, the Company will be deemed to have received the election on December 31 of the prior year.

     (b) In the event a Participant elects an Early Benefit Distribution Date for less than 100% of his or her Account (determined as of the Early Benefit Distribution Date), the balance of the Participant's Account remaining after the Early Benefit Distribution Date (adjusted as provided in Article 4) shall be distributed in accordance with Section 5.1 without regard to Section 5.1(i).

     (c) In the event a Participant has a Termination Event prior to his or her Early Benefit Distribution Date, his or her election of an Early Benefit Distribution Date shall not be given effect and distribution of the Participant's Account, shall be made in accordance with Section 5.1 without regard to Section 5.1(i).

ARTICLE 6.     VESTING

SECTION 6.1 IMMEDIATE VESTING. Participant deferrals are fully vested immediately.

ARTICLE 7.     DISTRIBUTION OF BENEFITS

SECTION 7.1 FORM OF BENEFIT. Participants may elect on their Deferred Compensation Agreements one of the following forms of cash benefits:

     (a) annual installment payments over a five (5) year or a ten (10) year period;

     (b)  a lump sum distribution.

Installment payments shall be available to a Participant only in the event the Participant elects to receive a distribution on a Termination Event. In the event a Participant has failed to elect a form of distribution, or if no record of such election can be found, the Participant shall receive annual payments over a ten (10) year period. Except for lump sum distributions, Benefit payments shall be a level annual amount for each calendar

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year, calculated using the balance in the Account at the beginning of the calendar year (or, in the case of the first calendar year, on the Early Benefit Distribution Date or the date of the Termination Event) and dividing it by the total number of annual payments remaining in the entire payment period. The benefit payment amount shall be adjusted at the beginning of each calendar year. The Account shall continue to be credited during the payment period with gains and losses as provided in Section 4.2.

SECTION 7.2    DEATH BENEFITS.

     (a) In the event a Participant dies after commencement of payment of Benefits, the remaining benefit payments, if any, shall be paid to the Participant's Beneficiary in the same manner such Benefits would have been paid if the Participant had survived.

     (b) In the event a Participant dies prior to the time benefits commence, the Participant's Benefit shall be paid to the Beneficiary in the form elected by the Participant.

     (c) Any Benefits which become payable under this Article 7 to the surviving spouse of a Participant shall be paid in a manner which will qualify such Benefits for a marital deduction in the estate of a deceased Participant under the terms of Section 2056 of the Code, and unless specifically directed by a Participant to the contrary pursuant to an effective beneficiary designation, any portion of a Participant's Benefit payable to a surviving spouse which remains unpaid at the death of such spouse shall be paid to the spouse's estate.

     (d) Each Participant has the right to designate primary and contingent Beneficiaries for Benefits payable under the Plan. A beneficiary designation by a Participant shall be in writing on a form acceptable to the Company and shall only be effective upon delivery to the Company. A beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new beneficiary designation form. The beneficiary designation form last delivered to the Company prior to the death of a Participant shall control.

     (e) In the event there is no beneficiary designation on file with the Company, or all Beneficiaries designated by a Participant have predeceased the Participant, the benefits payable by reason of the death of the Participant shall be paid to the Participant's spouse, if living; if the Participant does not leave a surviving spouse, to the Participant's issue by right of representation; or, if there are no such issue then living, to the Participant's estate. In the event there are Benefits remaining unpaid at the death of a sole Beneficiary and no successor Beneficiary has been designated, either by the Participant or the Participant's spouse pursuant to Section 7.2(d), the remaining balance of such benefit shall be paid to the deceased Beneficiary's estate; or, if the deceased Beneficiary is one of multiple concurrent Beneficiaries, such remaining Benefits shall be paid proportionally to the surviving Beneficiaries.

ARTICLE 8.     FUNDING

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SECTION 8.1    SOURCES OF BENEFITS.  All benefits under the Plan shall be paid when due by the Company out of its assets or from an irrevocable trust established by the Company for that purpose.

SECTION 8.2 NO CLAIM ON SPECIFIC ASSETS. No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on his benefits under the Plan prior to distribution and the rights of Participants and Beneficiaries to benefits to which they are otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.

ARTICLE 9.     ADMINISTRATION OF THE PLAN

SECTION 9.1 ADMINISTRATION BY THE COMPANY. The Company shall be responsible for the general operation and administration of this Plan and for carrying out the provisions thereof.

SECTION 9.2 GENERAL POWERS OF ADMINISTRATION. The Plan shall be administered by the Company, as determined by the Corporate Secretary or his designee or delegatee. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the
Company with respect to this Plan.   Neither any Participant nor any Beneficiary
shall have any legal or equitable interest in such assets or policies, or any other asset of the Company.

SECTION 9.3 CLAIMS PROCEDURE. The Company shall notify a Participant in writing within ninety (90) days of the Participant's written application for benefits of his eligibility or non-eligibility for benefits under the Plan. If the Company determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (i) the specific reasons for such denial,
(ii) a specific reference to the provision of the Plan on which the denial is based, (iii) description of any additional information or material necessary for the claimant to perfect his claim, and a description of why it is needed, and an explanation of the Plan's claims review procedure and other appropriate information as the steps to be taken if the Participant wishes to have his claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Committee shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for an additional 90-day period.
If a Participant is determined by the Company to be not eligible for benefits, or if the Participant believes that he is entitled to greater or different benefits, he shall have the opportunity to have his claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt by him of the notice issued by the Committee. Said petition shall state the specific reasons the Participant believes he is entitled to benefits or greater or different benefits. Within sixty (60) days after receipt by the Company of said petition, the Company shall afford the Participant (and his counsel, if any) an opportunity to present his position to the Company orally or in writing, and said Participant (or his counsel) shall have the right to review the pertinent documents, and the Company shall

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notify the Participant of its decision in writing within said sixty (60) day period, stating specifically the basis of said decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Company, but notice of this deferral shall be given to the Participant.

ARTICLE 10.    MISCELLANEOUS

SECTION 10.1 BENEFITS INALIENABLE. Except as provided in Section 7.2, the right of any Participant, any Beneficiary, or any other person to the payment of any Benefits under this Plan shall not be assigned, transferred, pledged or encumbered.

SECTION 10.2 SUCCESSORS AND ASSIGNS. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

SECTION 10.3 COSTS OF ENFORCEMENT. If the Company, the Participant, any Beneficiary, or a successor in interest to any of the foregoing, brings legal action to enforce any of the provisions of this Plan, the prevailing party in such legal action shall be reimbursed by the other party for the prevailing party's costs of such legal action including, without limitation, reasonable fees of attorneys, accountants and similar advisors and expert witnesses.

SECTION 10.4 DISPUTES. Any dispute or claim relating to or arising out of this Plan that cannot be resolved pursuant to the internal dispute resolution processes implemented by the Company with respect to the Plan shall be resolved in the following manner. The Participant or Beneficiary, as the case may be, on the one hand, and the senior management of the Company, on the other hand (collectively, the "Parties"), shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by the Parties, either Party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty days after the one day mediation, either party may begin litigation proceedings.

SECTION 10.5 GOVERNING LAW. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflicts of law thereof, to the extent such construction is not pre-empted by any applicable federal law.

SECTION 10.6 ENTIRE AGREEMENT. This Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant and the Company other than those set forth or provided for herein.

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SECTION 10.7   AMENDMENT.

     (a) This Plan may be amended by Intel at any time in its sole discretion by resolution of its Board or any committee to which its Board has delegated such authority to amend; provided, however, any amendment which would alter the irrevocable nature of an election or which would reduce the amount credited to a Participant's Account on the date of such amendment shall not be effective unless consented to in writing by the Participant or, if the Participant has died or is incompetent, the Participant's Beneficiary or conservator.

     (b) Notwithstanding the foregoing paragraph or any other provision in this Plan to the contrary, the Company reserves the right to terminate the Plan in its entirety at any time upon fifteen (15) days notice to the Participant. Any amounts not distributed after payment in full of all Benefits hereunder shall revert to the Company.

ARTICLE 11.    EXECUTION

To record the adoption of the Plan to read as set forth herein, the Company has caused its authorized officer to execute the same this 22 day of January, 1998.


                                        INTEL CORPORATION


                                        By:  /s/ F. Thomas Dunlap, Jr.
                                            ---------------------------------
                                        As its:   Vice President, General
                                                  Counsel and Secretary
                                            ---------------------------------






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